Exhibit 10.02

SECOND AMENDMENT TO STANDARD OFFICE LEASE

THIS SECOND AMENDMENT TO STANDARD OFFICE LEASE  (this “Second Amendment”), dated as of June 20, 2019 (the “Effective Date”), is made and entered into by and between HOWARD STREET ASSOCIATES, LLC,  a Delaware limited liability company (“Landlord”), and GLU MOBILE INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant have entered into that certain Standard Office Lease dated as of May 9, 2017 (the “Original Lease”), pursuant to which Landlord agreed to lease to Tenant and Tenant agreed to lease from Landlord approximately Fifty Seven Thousand Seventy Four (57,074) rentable square feet designated as Suites 100 and 200 (the “Original Premises”) of the building commonly known as 875 Howard Street, San Francisco, California    (the “Building”), all as more particularly described in the Original Lease (a copy of which is attached hereto as Exhibit A, and incorporated herein).

B. Landlord has agreed to lease to Tenant approximately Four Thousand Three Hundred and Seven (4,307) rentable square feet of additional space designated as Suite 310 (the “Expansion Premises”), as depicted on Exhibit B attached hereto, upon the terms and conditions set forth herein.

C. Landlord and Tenant entered into that certain First Amendment to Office Lease dated October 18, 2018 (the “First Amendment”) whereby the parties provided for Tenant to install one condenser unit and three refrigerant lines.

D. The parties desire to enter into this Second Amendment to provide for, among other things,  the leasing of the Expansion Premises by Landlord to Tenant, upon the terms and conditions set forth herein below.

AGREEMENT

NOW THEREFORE, for good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. Incorporation of Recitals/Exhibits and Definitions.  The Recitals and Exhibits are hereby incorporated herein by this reference.  In the event of any conflicts between the Original Lease and this Second  Amendment with respect to the matters contemplated herein, the terms of this Second Amendment shall control. All capitalized terms not herein defined shall have the meanings set forth in the Original Lease.  The Original Lease, as amended by the First Amendment, and this Second Amendment, may be collectively referred to as the “Lease”.

2. Lease of the Expansion Premises.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Expansion Premises.  Such leasing shall be upon all of the terms, covenants and conditions contained in the Original Lease, as hereby amended and supplemented, except that Exhibit B to the Original Lease (including without limitation all Schedules attached thereto) shall not apply to the Expansion Premises or this Second Amendment.  Landlord and Tenant hereby agree that the Term of the Lease with respect to the Expansion Premises shall commence on the Expansion Premises Commencement Date (as hereinafter defined), and shall expire on November 30, 2027 (concurrent with the expiration of the Original Lease for the Original Premises).   The “Expansion Premises Commencement Date” means the date two (2) weeks following the date on which Landlord delivers the Expansion Premises to Tenant with Landlord’s Work (as hereinafter defined) completed.   The Expansion Premises Commencement Date may be established by the Notice of Term Dates attached hereto as Exhibit D.

3. Landlord’s Work.  Landlord’s Work shall mean that the Expansion Premises shall be delivered in AS IS condition, broom clean, with base building systems (including, but not limited to the mechanical, electrical and plumping systems, life safety system, roof, structural systems, etc.), servicing the Expansion Premises in good working order and condition, and with new Building standard carpet installed in a color to be chosen by Tenant.

Glu Mobile Second Amendment @ 875 Howard Street

4. Security Deposit. Tenant shall not be required to increase the Security Deposit contained in the Original Lease as part of this Second Amendment.

5. Expansion Premises Base Rent.  Base Rent for the Expansion Premises for the first twelve (12) months of the Term commencing on the Expansion Premises Commencement Date is Eighty Four Dollars ($84.00) per rentable square foot, on an annual basis, subject to Three Percent (3%) annual increases.   By way of example only and assuming a June 1, 2019 Expansion Premises Commencement Date, Base Rent for the Expansion Premises would be scheduled as follows:

Period	Annual Base Rent	Monthly Base Rent	Annual Rental Rate Per Rentable Sq. Ft.

**June 1, 2019- May 31, 2020	$361,788.00	$30,149.00	$84.00
June 1, 2020 – May 31, 2021	$372,641.64	$31,053.47	$86.52
June 1, 2021 – May 31, 2022	$383,820.89	$31,985.07	$89.12
June 1, 2022 – May 31, 2023	$395,335.52	$32,944.63	$91.79
June 1, 2023 – May 31, 2024	$407,195.58	$33,932.97	$94.54
June 1, 2024 – May 31, 2025	$419,411.45	$34,950.95	$97.38
June 1, 2025 – May 31, 2026	$431,993.79	$35,999.48	$100.30
June 1, 2026 – May 31, 2027	$444,953.61	$37,079.47	$103.31
June 1, 2027 – November 30, 2027	$458,302.21	$38,191.85	$106.41

** To the extent the Expansion Premises Commencement Date is other than June 1, 2019, the parties shall enter into an amendment setting forth the above Base Rent chart in the form of Exhibit D.

6. Extension Option.  From and after the Expansion Premises Commencement Date, the parties hereby agree that Tenant’s option to extend the Lease Term for the Option Term pursuant to Section 2.1(c) of the Original Lease shall apply to, and include, both the Original Premises and Expansion Premises.  The parties agree that Tenant (and any Permitted Transferee Assignee) shall only have the right to extend the Term and exercise the Extension Option with respect to both the Original Premises and Expansion Premises together and at the same time.

7. Direct Expenses/Tenant’s Proportionate Share.  Commencing on the Expansion Premises Commencement Date, Tenant shall be responsible for Tennant’s Proportionate Share of Direct Costs with respect to the Expansion Premises, consistent with the terms, conditions and obligations of the Original Lease; provided, however, that notwithstanding anything to the contrary set forth in the Original Lease, for the purposes of calculating Tenant’s Proportionate Share of Direct Costs with respect to the Expansion Premises, the Base Year shall be the Calendar Year 2019.   Commencing upon the Expansion Premises Commencement Date, Tenant’s Proportionate Share with respect to the Expansion Premises shall be 2.32%.

8. Secured Bicycle Facilities. Section 7(c)(ii) is hereby modified from “thirty (30) bicycles” to “thirty two (32) bicycles”.

9. Security System.  Landlord acknowledges and agrees that Tenant shall have the right to perform certain work at and about the Expansion Premises and the Original Premises in order to expand the scope of Tenant’s Security System (as defined in Section 11(m) of the Original Lease) to include the Expansion Premises, including without limitation (a) installing security card readers at or about the Expansion Premises and surveillance cameras within the Expansion Premises; (b) running network lines from Tenant’s MDF room located on the 2nd floor of the Building (“Tenant’s 2nd Floor MDF Room”) to each ingress/egress point at the Expansion Premises, in order to facilitate security card access to the Expansion Premises; and (c)  running network lines from Tenant’s 2nd Floor MDF Room to each surveillance camera installed within the Expansion Premises (collectively, the “Expansion Premises Security System Work”).  The Expansion Premises Security System Work shall be subject to, and performed in accordance with, Section 11(m) of the Original Lease.  Tenant’s Surveillance cameras may be installed only within the Original Premises and Expansion Premises, and not in any other portion of the Building.

Glu Mobile Second Amendment @ 875 Howard Street

10. Secured Areas.  The parties acknowledge and agree that the Secured Areas (as defined in Section 12(a) of the Original Lease) may include, without limitation, all or any portion of the Expansion Premises, to the extent so designated by Tenant.

11. Brokers.  Each party warrants to the other that it has had no contact, dealings or communications with any real estate brokerage firm or agent or other person who can claim a right to a commission or finder's fee in connection with the negotiation of this Second Amendment other than Colliers representing Landlord and CBRE representing Tenant (“Brokers”)  and that no real estate commissions or finder's fees are payable in connection herewith other than to the Brokers.  Each party shall indemnify, defend and hold the other party harmless from all expenses, claims, damages (including reasonable attorneys’ fees and costs) incurred by such other party as a result of its breach of this warranty.  All brokers’ commissions shall be paid by Landlord to the Brokers pursuant to a separate written agreement.

12. Parking Spaces.  Notwithstanding anything to the contrary contained in the Original Lease, the parties hereby agree that Landlord shall provide Tenant with one (1) additional unreserved parking pass, upon the same terms and conditions as set forth in the Original Lease.

13. Signage.  Notwithstanding anything to the contrary contained in Article 31 of the Original Lease, the parties hereby agree that Landlord shall, at its sole cost and expense, provide Tenant’s identifying signage consistent with the Building standard signage program (and consistent with the signage currently provided to Tenant by Landlord under the terms of the Original Lease) at the entrance to the Expansion Premises.  Such signage shall be comparable to that used by Landlord for other similar spaces in the Building, and shall be in addition to all signage provided to Tenant by Landlord under the terms of the Original Lease.

14. CASP.  Landlord hereby advises Tenant that the Building has not undergone an inspection by a certified access specialist, and except to the extent expressly set forth in this Lease, Landlord shall have no liability or responsibility to make any repairs or modifications to the Premises or the Project in order to comply with accessibility standards. The following disclosure is hereby made pursuant to applicable California law:

A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” [Cal. Civ. Code Section 1938(e)]. Any CASp inspection shall be conducted in compliance with reasonable rules in effect at the Building with regard to such inspections and shall be subject to Landlord’s prior written consent.

15. Miscellaneous.    Except as amended or modified herein, all the terms of the Original Lease shall remain in full force and effect and shall apply with the same force and effect.    Submission of this instrument for examination or signature by Tenant does not constitute an offer to lease or a reservation of or option to lease. Neither party shall be bound by this Second Amendment until Landlord and Tenant have both executed and delivered this Second Amendment to the other party, notwithstanding Tenant’s execution and delivery of this Second Amendment to Landlord.  Time is of the essence in this Second Amendment and the Lease and each and all of their respective provisions.  Subject to the provisions of the Lease as to assignment, the agreements, conditions and provisions herein contained shall apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto.  If any provisions of this Second Amendment or the Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of the Lease and all such other provisions shall remain in full force and effect. The language in all parts of the Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant. Neither this Second Amendment, the Lease, nor any notice nor

Glu Mobile Second Amendment @ 875 Howard Street

memorandum regarding the terms hereof, shall be recorded by Tenant. Any such unauthorized recording shall give Landlord the right to declare a breach of the Lease and pursue the remedies provided for therein.

[Signatures next page]

Glu Mobile Second Amendment @ 875 Howard Street

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first written above.

LANDLORD:	HOWARD STREET ASSOCIATES LLC,
a Delaware limited liability company

By: Hudson Pacific Properties, L.P.,
a Maryland limited partnership
Its: Sole Member

By: Hudson Pacific Properties, Inc.,
a Maryland corporation
Its: General Partner

	By:	/s/ Mark T. Lammas
	Name:	Mark T. Lammas
	Title:	Chief Operating Officer, Chief Financial Officer & Treasurer
	Date:	June 20, 2019

TENANT:	GLU MOBILE INC.,
a Delaware corporation

	Name:	/s/ Scott J. Leichtner
	Title:	Vice President and General Counsel
	Date:	June 20, 2019

Glu Mobile Second Amendment @ 875 Howard Street

EXHIBIT A

(Original Lease)

EXHIBIT A

1

Glu Mobile Second Amendment @ 875 Howard Street

EXHIBIT B

(Expansion Premises)

EXHIBIT B

1

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EXHIBIT C

(San Francisco Administrative Code Chapter 38).

PROTECT YOUR BUSINESS FROM POTENTIAL ADA LAWSUITS

Businesses
Have you received an ADA notice?

no → **No Notice**

Pre-Assessment by Office of Small Business (OSB) & SF SHINES
- low amount of barriers
- medium amount of barriers
- high amount of barriers

yes → **Notice**
1. The business receives a letter(s). The letter(s) may be sent by a person with disability claiming he/she encountered accessibility problems while visiting your business. This letter(s) is often a precursor to a state or federal lawsuit and MUST NOT be ignored. Proactive action and response to the letter can prevent a lawsuit.
2. The business has received a lawsuit.

Attorney
Contact an experienced legal consultant or the Office of Small Business to respond to the letter or lawsuit.

CASp Action (see below)
- consult
- inspection report
- "readily achievable" solutions

Remediation/Resolution
Low, medium, high barriers scope of work by AND or an alternative architecture firm.

Certified Access Specialist (CASp)

Signed into law on September 28, 2008, SB 1608 a Certified Access Specialist (CASp) report provides a defense against lawsuits, but only if the business obtained a CASp report BEFORE being sued. With a CASp report in hand, businesses may request a 90-day stay (a temporary stop) of the lawsuit filed in State Court and an Early Evaluation Conference (EEC) to explore fair settlements. A Certified Access Specialist (CASp) is a person that has been tested and certified by the state as an expert in disability access laws. A business that hires a CASp to inspect their buildings helps ensure compliance with disability access standards. After inspection, the CASp writes up an inspection report as proof that the business hired a CASp. A CASp should help your business identify "readily achievable" barriers for removal.

COMPLIANCE VS. LAWSUIT

Compliance is a recommended investment as not only will your business be less vulnerable to drive-by lawsuits, but you gain a growing market of seniors, families with baby strollers, and persons with disabilities. Cost will depend on the type of alterations, and on what is affordable at the present and future. If you decide to do nothing and rely on "luck" that you will not be sued, consider the potential costs of being an "unlucky" defendant. The reality today is that more ADA lawsuits are targeting small stores and minority-owned businesses because they are likely to settle rather than incur the costs and risks of litigation. The average cost to comply with a plaintiff's requested barrier removal is less than $4,000, according to amicus curiae brief filed in the Ninth Circuit of Appeal, *Jerry Doran v. Del Taco, Inc.* Fighting a lawsuit including paying a settlement may cost around $30,000, according to OSB. Investing in Certified Access Inspection and "readily achievable" compliance before a lawsuit is the best way to protect your business from expensive lawsuits.

BUSINESS RESOURCES

Office of Small Business
City Hall, room 110
1 Carlton B. Goodlett Place
San Francisco, CA 94102
415-554-6134, www.sfgov.org/osb

Certified Access Specialists
www.sfgov.org/osb

Asian Neighborhood Design
1245 Howard Street
San Francisco, CA 94103
415-575-0423, www.andnet.org

SF Shines - Office of Economic Workforce Development
City Hall, room 448
1 Carlton B. Goodlett Place
San Francisco, CA 94102
415-554-6969, www.oewd.org

San Francisco Bar Association
The Lawyer Referral and Information Service (LRIS) program offers businesses legal assistance from their panel of experienced lawyers.
www.sfbar.org/lawyerreferrals/index.aspx

BUSINESS RESOURCES

Department of Justice ADA Guide for Small Businesses
Business Briefs
www.ada.gov/business.htm#anchor-bbriefs

ADA Guide for Small Businesses
www.ada.gov/publicat.htm#Anchor-ADA-35326

DOJ toll-free ADA information line 800-514-0301

Department of Building Inspection - Technical Services Division
DBI staff persons are available to review state access requirements. Visit 1660 Mission Street, 4th floor to request a review of your business plans.
415-558-6084, www.sfgov.org/dbi

A Guide to Disabled Accessibility Compliance

Small Business Commission Access Information Notice

Presidio
Marina
Fisherman's Wharf
North Beach
Cow Hollow
Russian Hill
Seacliff
Pacific Heights
Nob Hill
Presidio Heights
Western Addition
Richmond
Hayes Valley
South of Market
Golden Gate Park
Haight Ashbury
Upper Market
Mission District
Mission Bay
Inner Sunset
Castro
Potrero Hill
Sunset
Twin Peaks
Noe Valley
Forest Hill
Diamond Heights
Glen Park
Bernal Heights
Parkside
Sunnyside
Bayview
Balboa Terrace
Portola
Hunters Point
Lake Merced
Ingleside
Excelsior
Oceanview
Visitacion Valley
Crocker Amazon

San Francisco

AsianNeighborhoodDesign
1245 Howard Street
San Francisco, CA 94103
415-575-0423, www.andnet.org

Office of Small Business
City Hall, room 110
1 Carlton B. Goodlett Place
San Francisco, CA 94102
415-554-6134, www.sfgov.org/osb

SF Shines - Office of Economic Workforce Development
City Hall, room 448
1 Carlton B. Goodlett Place
San Francisco, CA 94102
415-554-6969, www.oewd.org

DISABLED ACCESSIBILITY

Two Sets of Access Laws

There are two different bodies of law in California that regulate disability access: a state building code, and a federal civil rights law. The state building code requirements for access are located in the California Code of Regulations, Title 24, Part 2, and are commonly referred to as Title 24.

The Americans with Disabilities Act of 1990 (ADA) is a sweeping federal civil rights law which prohibits discrimination against persons with disabilities. Specifically, Title III of the ADA requires public accommodations to provide goods and services to people with disabilities on an equal basis with the rest of the general public. The United States Department of Justice (DOJ) enforces the ADA.

Being compliant to the regulations of one law does not relieve your responsibilities to be compliant with the other set of laws.

Non Compliance

If the building is not compliant with California Title 24, the citizen complaint is routed to the Department of Building Inspection (DBI). DBI will send staff to visit the site and perform an inspection, and if necessary, the inspector will initiate actions to require the owner to correct the problem.

If the citizen's complaint is ADA driven, the plaintiff can take the business to civil court for remedy. The federal ADA does not have an "inspection" mechanism, and private lawsuits can be filed directly in federal courts by those who believe their civil rights have been violated.

Who is Required to Remove Barriers?

Barriers are defined by the ADA as obstacles to accessibility. Such obstacles make it difficult — sometimes impossible — for people with disabilities to do the things most of us take for granted — things like going shopping, working, dining in a restaurant or taking public transit. If your business provides goods and services to the public, you are required to remove barriers if doing so is "readily achievable." Such as business is called a public accommodation because it serves the public. If your business is not open to the public (no adjacent retail or open to tours), but is only a place of employment like a warehouse, manufacturing facility or office building, then there are fewer requirements to remove barriers. Such a facility is called a commercial facility. While the operator of a commercial facility has different requirements to remove barriers, you must comply with the ADA Standards for Accessible Design when you alter, renovate or expand your facility.

Readily Achievable

"Readily achievable" means easily accomplishable and able to be carried out without much difficulty or expense. Determining if barrier removal is readily achievable is, by necessity, a case-by-case judgement. "Readily achievable" is based on factors including review of the overall nature of the business and its financial statements.

This document is intended as informal technical guidance.

It is NOT legal advice and does not replace the professional advice or guidance that an architect, CASp or attorney knowledgeable in ADA requirements can provide.

LOW BARRIERS

obstacles to accessibility that are minor, and most likely can be "readily achievable"

A. Service Counter Height and Visibility
A portion specified by local codes of the counter must be between 28" - 34" above the floor.

B. Path of Travel Clearance
All aisles to public zones must be at least 36" wide and remain unobstructed.

C. Door Clearance
The pull side of doors must have a clearance specified by local codes.

D. Door Hardware
All doors must be operable without action of pinching or grasping.

A.
42"
service counter is too high for customers in wheelchair
B.
objects placed in required path of travel
20"
C.
main entrance
object placed in required door clearance space
D.
door knob is not operable without pinching or grasping

MEDIUM BARRIERS

obstacles that require more attention, and likely professional guidance

A. Step at Entrance
The entrance must be accessible for occupants in wheelchairs, with sloping and clearance requirements specified by local codes.

B. Restroom Vanity Clearance
The sink must provide knee clearance specified by local codes.

C. Undersized Path of Travel
All aisles to public zones must be at least 36" wide.

D. No Accessible Seating
A portion specified by local codes of seating must be accessible.

A.
step at main entrance
B.
sink has a built-in base that does not provide required knee clearance
C.
undersized hallway/ path of travel
30"
D.
fixed seating at raised counter

HIGH BARRIERS

obstacles that require a lot of attention, and definite professional guidance

A. Multiple Steps at Entrance
The entrance must be accessible for occupants in wheelchairs, with sloping and clearance requirements specified by local codes.

B. Step in Dining/Customer Space
Public zones must be accessible for occupants in wheelchairs, see note A.

C. Undersized or Lack of Restroom
The correct number of accessible restrooms must be provided.

D. Ramp Exceeds Maximum Slope Allowed
Businesses must be accessible for occupants in wheelchairs, see note A.

A.
multiple steps at main entrance
B.
step in dining space
object in path of travel
C.
plan diagram of undersized restroom
undersized restroom with missing fixtures & grab bars
24"
D.
ramp exceeds maximum allowable slope

ADA COMPLIANCE

barriers are minimized or removed

A. Compliant Entry
The entrance is accessible by stairs and a compliant ramp.

B. Path of Travel Clearance
All aisles to public zones, including seating, restrooms, and food pick-up are at least 36" wide and remain unobstructed.

C. Compliant Counters
Service counter is between 28" - 34" above the floor.

D. Compliant Restroom
The accessible restroom has the required fixtures, dimensions and clearances/

A.
B.
C.
D.
plan diagram of accessible restroom

COMMON MISCONCEPTIONS

I am exempt from compliance or "grandfathered"

The answer is "NO". A place of public accommodation must remove barriers when it is "readily achievable" to do so. Although the facility may be "grandfathered" according to the local building code, the federal ADA does not have a provision to "grandfather" a facility. While a local building authority may not require any modifications to bring a building "up to code" until a renovation or major alteration is done, the federal ADA requires that a place of public accommodation remove barriers that are readily achievable even when no alterations or renovations are planned. As a business you have an on-going obligation to bring your business into compliance.

I am exempt since my building has historic designation

Neither State nor Federal laws exempt historical buildings from compliance, but there are specific guidelines. In San Francisco, any building over 50 years old is considered as a potentially significant historical resource. Accessibility improvements to the entrance or exterior of these buildings may require additional review by Historic Preservation staff and may lengthen the permitting process. Another common misconception is that City staff will deny your application if the building is considered historic. This is extremely rare, though during the review process you will be required to find alternatives that respect historic designs and materials while also providing disabled access. Historically sensitive accessibility improvements may add cost to your project but are generally worth the investment over the long run.

Settling the lawsuit will relieve me of my responsibilities

Business owners need to know that the ADA is now a part of our society and that there is no limit to the number of times a business can be sued regarding accessible barriers. The best solution is to make the "readily achievable" physical changes and to understand that compliance is ongoing. If a business is sued over a physical barrier(s) to accessibility, they can still be sued for that same barrier in the future if it still exists.

Tenant vs. Landlord (Owner)

The federal ADA law states that any private entity who owns, leases, leases to, or operates a place of public accommodation shares in the obligation to remove barriers. Tenants and property owners also share in the obligation, so often times a negotiation must take place to determine who pays what costs, or percentage of costs for access compliance and/or litigation defense. Effective January 1, 2013, San Francisco law requires property owners of a commercial space of 7,500 square feet or less to provide a "Disabled Access Obligation Notice" before entering into or amending a lease. Effective July 1, 2013, State law requires a commercial property owner to state on a lease or rental agreement whether the property has undergone inspection by a certified access specialist (CASp). These two laws were passed to help ensure businesses are informed of their on-going obligation and aid in the prevention of lawsuits. There are also tax benefits that are available to each party in some cases to help pay for barrier removal.

EXHIBIT  C

1

Glu Mobile Second Amendment @ 875 Howard Street

EXHIBIT D

(Notice of Term Dates)

To:

Re:Second Amendment to Office Lease dated __________, 2019 between HOWARD STREET ASSOCIATES, LLC, a Delaware limited liability company ("Landlord"), and GLU MOBILE INC., a Delaware corporation ("Tenant"), concerning Suite 310 of the office building located at 875 Howard Street, San Francisco, California.

Gentlemen:

In accordance with the Second Amendment to Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

1.The Expansion Premises Commencement Date is ______________ for a term of __________________ ending on __________________.

2.Rent commenced to accrue on __________________, in the amount of ________________.

3.If the Expansion Premises Commencement Date other than the first day of the month, the first billing will contain a pro rata adjustment.  Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.Your rent checks should be made payable to __________________ at ___________________.

5.The exact number of rentable/usable square feet within the Premises is ____________ square feet.

6.Tenant's Share as adjusted based upon the exact number of usable square feet within the Premises is ________%.

"Landlord"

a _____________________

By:
Its:

Agreed to and Accepted

as of ____________, 201___.

EXHIBIT D

1

 Glu Mobile Second Amendment @ 875 Howard Street

"Tenant"

a _____________________

By:
Its:

EXHIBIT D

2

 Glu Mobile Second Amendment @ 875 Howard Street